Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE IT IS NOT MATERIAL AND OF A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

TERM SHEET CHART

This Term Sheet is effective June 2, 2026, by and between the Florida State University Research Foundation, Inc. (“FSURF”), a Florida direct-support organization of Florida State University (the “University”), and NorthStrive Defense Tech LLC (“Licensee”). It sets out the principal terms on which FSURF will license the Patent Rights and Know-How below, and is intended to be binding on the parties, who will negotiate in good faith a definitive License Agreement consistent with these terms.

Term	FSU Proposed
License Exclusivity	Exclusive
Sublicensable	Yes
Field	Aerospace and Defense Technologies
Territory	Worldwide
Retained Rights	FSURF reserves: (a) for itself, Florida State University, including Florida State University patient care facilities, and any non-profit institution or governmental entity the right to practice and have practiced on their behalf, the Patent Rights for research, clinical, and educational purposes and/or as necessary to comply with any applicable governmental requirements or guidelines governing the use and sharing of research materials; and (b) all rights not expressly granted
Know-how	Included, non-exclusive license.
Licensed Patents	22-033 “Multi-Media Parcel Transportation Systems and Method” US12,291,334
Diligence	Requested suggestions and timeline from Licensee- examples and chart below
License Issue Fee	$[***]
Annual License Maintenance Fee	Payment Year $ [***] 2029 and every year thereafter until Net Sales of a Licensed Product is achieved
Royalty

4.3.1 For the first [***] ($[***]) dollars of cumulative Net Sales, Licensee shall pay to FSURF earned royalties calculated as a percentage of Net Sales as follows. Royalties are not additive, but are payable based on the highest applicable rate. For clarity, the first [***] ($[***]) dollars of cumulative Net Sales is for the life of the Agreement so once $[***] in sales is met, all royalties on sales thereafter will be subject to the rates in 4.3.2 below.

(a) [***] ([***]%) percent of Net Sales of Licensed Products within Subsection (a) or (b) of the definition.

(b) [***] percent ([***] %) of Net Sales of Licensed Products within Subsection (c) but not within Subsection (a) or (b) of the definition.

4.3.2 After the first [***] ($[***]) dollars of cumulative Net Sales, Licensee shall pay to FSURF earned royalties calculated as a percentage of Net Sales as follows. Royalties are not additive, but are payable based on the highest applicable rate.

(a) [***] ([***] %) percent of Net Sales of Licensed Products within Subsection (a) or (b) of the definition.

(b) [***] percent ([***] %) of Net Sales of Licensed Products within Subsection (c) but not within Subsection (a) or (b) of the definition.

Minimum Royalty	Yr 1 and each year thereafter $[***]
Milestone Payments	None
Sublicense Payments	[***]% of amounts received until first commercial-grade unit is built and validated, then [***]%.
Equity or Exit Fee	None
Development plan	See Appendix B
Patent Cost Reimbursement	Licensee shall pay FSURF: (a) $[***] within thirty (30) days of the Effective Date to reimburse costs and expenses associated with the Patent Rights prior to the Effective Date; (b) an amount to reimburse additional costs and expenses, if any, associated with the Patent Rights prior to the Effective Date that are not included in Subsection (a), within thirty (30) days of invoice from FSURF; and (c) all documented costs and expenses incurred by FSURF related to the preparation, filing, prosecution and maintenance of the Patent Rights, within thirty (30) days of invoice from FSURF.
Assignment

9.1 Permission. This Agreement and/or Licensee’s obligations and/or benefits hereunder may not be transferred, delegated or assigned by Licensee except with the prior written consent of FSURF. FSURF may transfer, delegate or assign this Agreement, the Patent Rights, Know-How and/or its obligations and/or benefits hereunder without the consent of Licensee. Any attempted transfer or conveyance by Licensee in contravention of this Agreement is null and void.

9.2 Consent. Consent to assignment by FSURF shall and be conditioned on: (a) Licensee being in full compliance with this Agreement; and (b) that such assignee or transferee: (i) agrees in writing to be bound by the terms and conditions of this Agreement; (ii) has greater net assets than does Licensee; (iii) is not adverse to FSURF or its Affiliates in any action, suit or dispute; and (iv) is not materially detrimental to the reputation of FSURF or its Affiliates. Consent for an assignment to an affiliate, or in connection, with a merger or sale of all or substantially all of its assets shall not be unreasonably withheld.

This Term Sheet constitutes a legally binding and enforceable agreement between the parties. Unless otherwise expressly provided herein, capitalized terms used but not defined in this Term Sheet shall have the meanings ascribed to them in the License Agreement. License Agreement will include other standard and customary terms, conditions, representations, warranties.

This Term Sheet expires June 30, 2026 unless a License Agreement has been approved by the Vice President for Research, Florida State University, and executed by both parties.

Agreed and accepted:	NORTHSTRIVE DEFENSE TECH, LLC:

FLORIDA STATE UNIVERSITY RESEARCH FOUNDATION, INC.	/s/ Melissa Stepovich

/s/ Valerie Landrio McDevitt	Date: 6/2/2026
Melissa Stepovich
Date: 6/2/2026	Secretary, NorthStrive Defense Tech LLC
Valerie Landrio McDevitt
Associate Vice President, Florida State University
Acknowledged and agreed:

/s/ Camilo Ordonez
Camilo Ordonez, Ph. D

Appendix B - Development Plan

This high-level Development Plan covers the next three to five years for the Licensed Product (FSU Ref. 22-033, US Patent 12,291,334). All milestones, dates, and figures below are good-faith projections only, are not commitments, and are subject to change as technical, funding, and market conditions develop. Licensee will pursue them using commercially reasonable efforts, and the parties may adjust timelines by mutual agreement.

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